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                                                                       Exhibit 5

                            GOODMAN WEISS MILLER LLP
                         100 Erieview Plaza, 27th Floor
                          Cleveland, Ohio  44114-1824
                                 (216) 696-3366
                               FAX (216) 363-5835


                                July 26, 1999

Aironet Wireless Communications, Inc.
3875 Embassy Parkway
Akron, OH 44333

        Re: Registration Statement on Form S-1 (File No. 333-78507)

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-78507) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 6,900,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Aironet Wireless Communications, Inc., a Delaware corporation (the "Company"), of which (i) 4,000,000 Shares will be issued and sold by the Company, (ii) 2,000,000 Shares will be sold by Telxon Corporation (the "Selling Stockholder") and (iii) up to 900,000 Shares may be sold upon the exercise of an over-allotment option granted by the Company as to 600,000 shares and by the selling stockholder as to 300,000 shares.

     The Shares are to be sold by the Company and the Selling Stockholder pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Stockholder and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, Prudential Securities Incorporated and CIBC World Markets Corp., as representatives of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1 to the Registration Statement.

     We are acting as counsel for the Company in connection with the sale of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company, the Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws of the Company, and such other documents and certificates as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

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Aironet Wireless Communications, Inc.
July 26, 1999
Page 2

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We are members only of the Bar of the State of Ohio and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the State of Ohio, the Delaware General Corporation Law and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

                                           Very truly yours,

                                           /s/ Goodman Weiss Miller LLP

                                           GOODMAN WEISS MILLER LLP